Secretary of State
                                       Division Of Corporations
                                   Delivered 05:35 FM 05/19/2005
                                   FILED 05:14 PM 05/19-2005
                                  SRV 050415334  -  3863714 FILE


                       STATE of DELAWARE
                   CERTIFICATE of AMENDMENT
                 CERTIFICATE of INCORPORATION


First:     That a meeting of the Board of Directors of ALFA
INTERNATIONAL HOLDINGS CORP., resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered
4; so that, as amended, said Article shall be and read as follows:

"The Corporation shall be authorized to change the common stock
--------------------------------------------------------------
as follows:
-----------

50,000,000 common shares at .001 par value
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1,000,000 preferred shares at .001 par value"
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Second:     That thereafter, pursuant to resolution of its Board
of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.





                              By: /s/ Frank J. Drohan
                                  -------------------
                                   Frank J. Drohan